UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  June 5, 2024

INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300
Wilmington, DE 19809-3727
(Address of principal executive offices, Zip code)

302-281-3600
Registrant's telephone number, including area code

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2024, InterDigital, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The matters voted on at the 2024 Annual Meeting and the voting results for each matter are set forth below.

(i)
The following individuals were elected as directors of the Company to serve a one-year term until the Company’s annual meeting of shareholders in 2025 and until his or her successor is elected and qualified as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Derek Aberle	18,402,733	148,688	23,741	3,075,853
Samir Armaly	17,793,039	758,018	24,105	3,075,853
Lawrence (Liren) Chen	18,397,272	143,331	34,559	3,075,853
Joan H. Gillman	18,129,421	432,045	13,696	3,075,853
S. Douglas Hutcheson	18,073,306	478,007	23,849	3,075,853
John A. Kritzmacher	17,421,605	1,129,914	23,643	3,075,853
Pierre-Yves Lesaicherre	18,326,439	224,574	24,149	3,075,853
John D. Markley, Jr.	16,166,586	2,385,006	23,570	3,075,853
Jean F. Rankin	17,626,421	922,160	26,581	3,075,853

(ii)	Shareholders passed an advisory resolution to approve the Company’s executive compensation as reported in the Company’s 2024 proxy statement as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,913,399	502,339	159,424	3,075,853

(iii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 as follows:

Votes For	Votes Against	Abstentions
21,332,731	287,758	30,526

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Joshua D. Schmidt
Joshua D. Schmidt
Chief Legal Officer and Corporate Secretary

Date: June 10, 2024